Exhibit 99.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-194519 on Form F-1 and on Registration Statements 333-117509, No. 333-130852, No. 333-136684 and No. 333-152820 on Form S-8 filed by Elbit Imaging Ltd. of our report dated March 31, 2016 relating to the consolidated financial statements of Elbit Imaging Ltd. as of December 31, 2015, which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's financial position, information regarding the cash flow projections of the significant subsidiary for 18 months from the end of the reporting period, potential irregularities concerning the Casa radio Project in Romania and their potential consequences, including Foreign Corrupt Practices Act potential implications and claims that have been filed against Group companies one of which was certified as class action, appearing in this Report on Form 8-K of Elbit Imaging Ltd., as filed with the Securities and Exchange Commission.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A member firm of Deloitte Touche Tohmatsu

Tel-Aviv, Israel

March 31, 2016